                    [LETTERHEAD OF McGLADREY & PULLEN, LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
First Federal Bancorporation
Bemidji, Minnesota


We hereby consent to the incorporation by reference in this Form 10-KSB in the previously filed Registration Statement of First Federal Bancorporation on Form S-8 (No. 33-98242) of our report, dated October 30, 1998, relating to the consolidated financial statements of First Federal Bancorporation and subsidiaries.


McGLADREY & PULLEN, LLP

/s/ McGladrey & Pullen, LLP

Duluth, Minnesota
December 23, 1998